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Metris Receivables, Inc.                     Metris Master Trust                     Monthly Report
Certificateholder's Statement                Series 1996-1                                    Oct-98
Section 5.2                        Class A      Class B      Class C      Class D        Total
(i)   Certificate Amount        518,000,000.087,500,000.0050,000,000.0044,500,000.00  700,000,000.00
(ii)  Certificate Principal Dist34,533,333.33         0.00         0.00                34,533,333.33
               Principal Per 100  66.66666667   0.00000000   0.00000000
(iii) Certificate Interest Distr 2,413,016.67   495,833.33   253,032.33                 3,161,882.33
               Interest Per 1000   5.37500001   5.66666663   5.06064660
(iv) Principal Collections      24,904,435.57 4,206,830.33 2,403,903.06 2,136,454.70   33,651,623.66
(v)  Finance Charge Collections 10,303,126.50 1,917,486.03 1,095,706.31   973,760.23   14,290,079.07
       Recoveries                  145,312.09    28,322.26    16,184.15    14,403.89      204,222.39
       Interest Earned on Accoun         0.00         0.00         0.00         0.00            0.00
         Total Finance Charge Co10,448,438.59 1,945,808.29 1,111,890.46   988,164.12   14,494,301.46
      Total Collections         35,352,874.16 6,152,638.62 3,515,793.52 3,124,618.82   48,145,925.12
(vi) Aggregate Amount of Principal Receivables                                      3,445,470,511.93
       Invested Amount (End of M448,933,333.387,500,000.0050,000,000.0044,500,000.00  630,933,333.33
       Floating Allocation Perce  13.0296670%   2.5395661%   1.4511806%   1.2915507%     18.3119644%
       Invested Amount (Beg. of 483,466,666.687,500,000.0050,000,000.0044,500,000.00  665,466,666.67
       Average Daily Invested Amount                                                  652,031,101.81
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                85.70%3,087,733,697.25
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)              6.30%  227,096,303.45
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)             2.44%   87,814,785.90
       90 Days and Over (60+ Days Contractually Delinquent)                    5.56%  200,335,800.96
      Total Receivables                                                      100.00%3,602,980,587.56
(viii) Aggregate Investor Default Amount                                                6,569,450.34
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year          11.86%
(ix)  Charge-Offs                        0.00         0.00         0.00         0.00            0.00
(x)   Servicing Fee                                                                             0.00
(xi)  Pool Factor                   0.7333333    1.0000000    1.0000000
(xii) Unreimbursed Reallocated Principal Coll         0.00         0.00         0.00            0.00
(xiii) Excess Funding Account Balance                                                           0.00
         Prefunding Account Balance                                                             0.00
(xiv) Class C Reserve Amount                                                           17,500,000.00
         Class C Reserve Account Balance                                               17,500,000.00
         Class C Trigger Event Occurrence                                                 Yes
Average Net Portfolio Yield                                                                 14.3105%
Minimum Base Rate                                                                            8.4534%
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